                                     AMENDMENT TO

                             AGREEMENT AND PLAN OF MERGER

                       dated as of the 24th day of March, 1999

                                     by and among

                               THE ALLIANCE GROUP, INC.
                                       (Parent)

                                         and

                           ALLIANCE ACQUISITION VIII CORP.
                                       (Newco)

                                         and

                           COMMERCIAL TELECOM SYSTEMS, INC.
                                      (Company)

                                         and

                                     JOHN WHITTEN
                                         AND
                                     MARK WHITTEN
                                         AND
                                      JODY SLAPE
                            (Stockholders of the Company)

                                AMENDMENT TO AGREEMENT

     This Amendment to Agreement ("Amendment") is made and entered into as of the 24th day of March, 1999, by and among THE ALLIANCE GROUP, INC., an Oklahoma corporation ("Parent"), ALLIANCE ACQUISITION VIII CORP., an Oklahoma corporation ("Newco"), COMMERCIAL TELECOM SYSTEMS, INC., an Oklahoma corporation (the "Company"), and JOHN WHITTEN, MARK WHITTEN AND JODY SLAPE, the only stockholders of the Company (collectively, the "Stockholders").

                                       RECITALS

          WHEREAS, Parent, Newco, the Company and the Stockholders executed that certain Agreement and Plan of Merger dated March 10, 1999 (the "Merger Agreement"); and

          WHEREAS, Parent, Newco, the Company and the Stockholders desire to amend the Merger Agreement to reflect that Jody Slape will not be a shareholder of the Company at Closing, and that Parent will issue, at Closing, to John Whitten warrants to purchase 10,000 shares of Parent Stock;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, it is mutually agreed as follows:

     1. Parent and Newco acknowledge and agree that John Whitten will acquire, prior to Closing, all the issued and outstanding Company Stock owned by Jody Slape as reflected in the Merger Agreement. As a result, Jody Slape will not be bound by the Merger Agreement and will not be liable for any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement. Likewise, Jody Slape will have no rights under, nor will Parent or Newco have any obligations to Jody Slape pursuant to, the Merger Agreement. Any and all representations and warranties made by Jody Slape, or any covenants and agreements to be performed by Jody Slape, in the Merger Agreement will be made or performed by John Whitten. Any and all rights of Jody Slape under, or obligations of Parent or Newco to Jody Slape under, the Merger Agreement will become rights of John Whitten or obligations of Parent and Newco to John Whitten. This Section 1 is effective only upon the acquisition of Jody Slape's Company Stock by John Whitten.

     2. In addition to the merger consideration set forth in Sections 3 and 4 of the Merger Agreement, Parent will issue to John Whitten, at Closing, warrants to purchase 10,000 shares of Parent Stock. The warrants will be exercisable at the offering price of the Parent Stock in either the IPO or the Private Placement, as applicable, and will have substantially the same terms and conditions as warrants issued by Parent to its underwriters in the IPO or Private Placement.

     3. All terms of the Merger Agreement continue to apply, except as otherwise specified above, and if any conflict exists between the Merger Agreement and this Amendment, the terms of this Amendment shall control. Any terms not otherwise defined herein are defined as set forth in the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        THE ALLIANCE GROUP, INC.



                                        BY: /s/ David W. Aduddell
                                           ------------------------------------
                                        NAME:  David W. Aduddell
                                        TITLE: President/Chief Executive Officer


                                        ALLIANCE ACQUISITION VIII CORP.



                                        BY: /s/ David W. Aduddell
                                           ------------------------------------
                                        NAME:  David W. Aduddell
                                        TITLE: President

                                        COMMERCIAL TELECOM SYSTEMS, INC.



                                        BY: /s/ John Whitten
                                           ------------------------------------
                                        NAME:  John Whitten
                                        TITLE: President


                                        STOCKHOLDERS:

                                        /s/ John Whitten
                                        ---------------------------------------
                                        John Whitten


                                        /s/ Mark Whitten
                                        ---------------------------------------
                                        Mark Whitten


                                        /s/ Jody Slape
                                        ---------------------------------------
                                        Jody Slape